CAROLINA FINANCIAL CORPORATION

2006 RECOGNITION AND RETENTION PLAN

1.            Establishment of the Plan

Carolina Financial Corporation (the “Company”) hereby establishes the Carolina Financial Corporation 2006 Recognition and Retention Plan (the “Plan”) upon the terms and conditions hereinafter stated in the Plan.

2.            Purpose of the Plan

The purpose of the Plan is to advance the interests of the Company, the Company’s stockholders and the Company’s Affiliates, including Community FirstBank of Charleston (“Community FirstBank”) and Crescent Bank, by providing Key Employees and Outside Directors of the Company and its Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with compensation for their contributions to the Company and its Affiliates and an additional incentive to perform in a superior manner, as well as to attract people of experience and ability.

3.            Definitions

The following words and phrases, when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company or the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation. The term “Affiliate” shall include, by way of example but not limitation, each of Community FirstBank and Crescent Bank.

“Award” means the grant by the Committee of Restricted Stock, as provided in the Plan.

“Beneficiary” means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient’s surviving spouse, if any, or if none, his estate.

“Board” or “Board of Directors” means the Board of Directors of the Company.

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“Cause” means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

“Change in Control” means (1) an event of a nature that (i) results in a change in control of the Company within the meaning of the applicable federal and state statutes governing the acquisition of control of the Company, and applicable regulations promulgated thereunder as in effect on the date hereof, or (ii) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), assuming such provisions apply to the Company; (2) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 25% or more of the Company’s outstanding securities; (3) individuals who are members of Incumbent Board (as defined below) cease for any reason to constitute at least a majority thereof, (4) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity; or (5) a proxy statement is distributed that solicits proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation as a result of which the outstanding shares of the class of securities then subject to such plan are exchanged for or converted into cash or property or securities not issued by the Company. The term “Change in Control” shall not include an acquisition of securities by an employee benefit plan of the Company or an Affiliate or the acquisition of securities of the Company in connection with a stock offering of the Company. In the application of the applicable statutes to a determination of a Change in Control, determinations shall be made by the Board of Directors. For purposes of this definition, “Incumbent Board” means the Board of Directors of the Company on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a Committee of the Board the members of whom shall be determined by the board in their sole discretion, provided that prior to any registration by the Company of any class if its securities under Section 12 of the Exchange Act, the Committee shall be modified to consist only of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.

“Common Stock” means shares of the common stock of the Company, par value $.01 per share.

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“Company” means Carolina Financial Corporation, or a successor corporation.

“Continuous Service” means employment as a Key Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee or continuation of service as a Director Emeritus following termination of service as a Director. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or an Affiliate or in the case of transfers between payroll locations of the Company or an Affiliate between the Bank, its parent, its subsidiaries or its successor.

“Director” means a member of the Board.

“Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him/her, or of a Director or Outside Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such employee’s lifetime.

“Effective Date” means the date of, or a date determined by the Board following, approval of the Plan by the Company’s stockholders.

“Key Employee” means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

“Non-Employee Director” means, for purposes of the Plan, a Director who (a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under the standards set forth for publicly-traded companies under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure under the standards set forth for publicly-traded companies would be required pursuant to Item 404(b) of Regulation S-K.

“Normal Retirement” means retirement on or after age sixty-five (65) unless another age for Normal Retirement is specified by the Committee in connection with an Award.

“Outside Director” means a Director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

“Recipient” means a Key Employee or Outside Director of the Company or its Affiliates who receives or has received an Award under the Plan.

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“Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 with respect to Restricted Stock awarded under the Plan.

“Restricted Stock” means shares of Common Stock that have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 6, so long as such restrictions are in effect.

4.            Administration of the Plan

(a)           Role of the Committee. The Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan and subject to regulations and policy of the Federal Reserve Board and other applicable bank regulators, the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

(b)          Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board of Directors of the Company. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in the Plan, may take any action under or with respect to the Plan that the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that except as provided in Section 6(b), the Board may not revoke any Award except in the event of revocation for Cause.

(c)           Plan Administration Restrictions. All transactions involving a grant, award or other acquisitions from the Company shall, to the extent applicable:

(i)	be approved by the Company’s full Board or by the Committee;
(ii)	be approved, or ratified, in compliance with the standards for publicly traded companies set forth in Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the shares present, or represented and entitled to vote at a meeting duly held in accordance with the laws under which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of stockholders; or
(iii)	result in the acquisition of Common Stock that is held by the Recipient for a period of six months following the date of such acquisition.

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(d)          Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him/her in such capacity under or with respect to the Plan, the Company shall indemnify such member against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Company or its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

5.            Eligibility; Awards

(a)           Eligibility. Key Employees and Outside Directors are eligible to receive Awards.

(b)          Awards to Key Employees and Outside Directors. The Committee may determine which of the Key Employees and Outside Directors referenced in Section 5(a) will be granted Awards and the number of shares covered by each Award; provided, however, that in no event shall any Awards be made that will violate the Company’s Certificate of Incorporation and Bylaws, or any applicable federal or state law or regulation. Shares of Restricted Stock that are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred to the Recipient, in accordance with the terms and conditions established under the Plan. Subject to adjustments pursuant to Section 7 hereof. The aggregate number of shares that shall be issued under the Plan is 60,000 shares. Awards issued under the Plan may be issued by the Company from authorized but unissued shares, treasury shares or shares acquired by the Company in open market purchases.

(c)           In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which of the Key Employees and Outside Directors will be granted additional Awards to be awarded from forfeited Restricted Stock.

(d)          In selecting those Key Employees and Outside Directors to whom Awards will be granted and the amount of Restricted Stock covered by such Awards, the Committee shall consider such factors as it deems relevant, including among others, the position and responsibilities of the Key Employees and Outside Directors, the length and value of their services to the Company and its Affiliates, the compensation paid to the Key Employees or fees paid to the Outside Directors, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Company and its Affiliates or the recommendation of the full Board. All allocations by the Committee shall be subject to review, and approval or rejection, by the Board.

No Restricted Stock shall be vested unless the Recipient maintains Continuous Service with the Company or an Affiliate until the restrictions lapse.

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(e)           Manner of Award. As promptly as practicable after a determination is made pursuant to Section 5(b) to grant an Award, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be vested. Upon notification of an Award of Restricted Stock, the Recipient shall execute and return to the Company a restricted stock agreement (the “Restricted Stock Agreement”) setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock, together with a stock power or stock powers endorsed in blank. Thereafter, unless issued in electronic form in the manner contemplated by Section 6(e) hereof, the Recipient’s Restricted Stock and stock power shall be deposited with an escrow agent specified by the Company (“Escrow Agent”) who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock Awarded under the Plan shall be registered in the name of the Recipient.

(f)           Treatment of Forfeited Shares. In the event shares of Restricted Stock are forfeited by a Recipient, such shares shall be returned to the Company and shall be held and accounted for pursuant to the terms of the Plan until such time as the Restricted Stock is re-awarded to another Recipient, in accordance with the terms of the Plan and the applicable state and federal laws, rules and regulations.

6.            Terms and Conditions of Restricted Stock

The Committee shall have full and complete authority, subject to other limitations of the Plan, to grant awards of Restricted Stock to Key Employees and Outside Directors and, in addition to the terms and conditions contained in Sections 6(a) through 6(h), to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

(a)           General Rules. Restricted Stock shall vest in a Recipient at the rate or rates determined by the Committee, provided that such Recipient maintains Continuous Service. Subject to any such other terms and conditions as the Committee shall provide with respect to Awards, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period.

(b)          Continuous Service; Forfeiture. Except as provided in Section 6(c), if a Recipient ceases to maintain Continuous Service for any reason, unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6(a) shall upon such termination of Continuous Service be forfeited. Any stock dividends or declared but unpaid cash dividends attributable to such shares of Restricted Stock shall also be forfeited.

(c)           Exception for Termination Due to Death, Disability, Normal Retirement or Following a Change in Control. Notwithstanding the general rule contained in Section 6(a), Restricted Stock awarded to a Recipient whose Continuous Service with the Company or an Affiliate terminates due to death, Disability, Normal Retirement or following a Change in Control, shall be deemed earned as of the Recipient’s last day of Continuous Service with the Company or an Affiliate.

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(d)          Revocation for Cause. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, previously awarded under the Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet vested, in the case of a Key Employee whose employment is terminated by the Company or an Affiliate or an Outside Director whose service is terminated by the Company or an Affiliate for Cause or who is discovered after termination of employment or service on the Board to have engaged in conduct that would have justified termination for Cause.

(e)           Restricted Stock Legend. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Recipient and deposited by the Recipient, together with a stock power endorsed in blank, with the Escrow Agent, and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Carolina Financial Corporation 2006 Recognition and Retention Plan. Copies of such Plan are on file in the offices of the Secretary of Carolina Financial Corporation, 288 Meeting Street, Charleston, South Carolina 29401.”

Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g., electronically or in book entry form) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of this Plan, including Section 6(f) and 6(g), as any Restricted Stock Awards granted in certificated form.

(f)           Payment of Dividends and Return of Capital. After an Award has been granted but before such Award has been vested, the Recipient shall receive any cash dividends paid with respect to such shares, or shall share in any pro-rata return of capital to all stockholders with respect to the Common Stock. Stock dividends declared by the Company and paid on Awards that have not yet been vested shall be subject to the same restrictions as the Restricted Stock and the certificate(s) or other instruments representing or evidencing such shares shall be legended in the manner provided in Section 6(e) and shall be delivered to the Escrow Agent for distribution to the Recipient when the Restricted Stock upon which such dividends were paid are vested. Unless the Recipient has made an election under Section 83(b) of the Code, cash dividends or other amounts so paid on shares that have not yet been vested by the Recipient shall be treated as compensation income to the Recipient when paid. If dividends are paid with respect to shares of Restricted Stock under the Plan that have been forfeited and returned to the Company or to a trust established to hold issued and unawarded or forfeited shares, the Committee can determine to award such dividends to any Recipient or Recipients under the Plan, to any other employee or director of the Company or an Affiliate, or can return such dividends to the Company.

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(g)          Voting of Restricted Shares. After an Award has been granted, the Recipient as conditional owner of the Restricted Stock shall have the right to vote such shares.

(h)          Delivery of Vested Shares. At the expiration of the restrictions imposed by Section 6(a), the Escrow Agent shall redeliver to the Recipient (or where the relevant provision of Section 6(c) applies in the case of a deceased Recipient, to his Beneficiary) the certificate(s) and any remaining stock power deposited with it pursuant to Section 5(f) and the shares represented by such certificate(s) shall be free of the restrictions referred to in Section 6(a). Notwithstanding the foregoing, if the Restricted Stock has been issued in electronic form, the Company shall have transferred to the Recipient or the Recipient’s brokerage account, in any acceptable from or elected by the Recipient, the Common Stock, free of any restrictions.

(i)            Valuation of Restricted Stock. The fair market value of the Restricted Stock shall be determined solely in the discretion of the Committee by the reasonable application of a reasonable valuation method. Factors to be considered under a reasonable valuation method include as applicable, but are not limited to:

(i)	the value of tangible and intangible assets of the Company;
(ii)	the present value of future cash-flows of the Company;
(iii)	the market value of stock or equity interests in similar corporations and other entities engages in trades or businesses substantially similar to those engaged in by the corporation whose stock is to be valued, the value of which can be readily determined though objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction);
(iv)	the Company’s prospective earning power and dividend-paying capacity; and
(v)	other relevant factors such as (1) the good will of the business, (2) the economic outlook in the Company’s industry, (3) the Company’s position in the industry and its management, (4) the degree of control of the business represented by the block of stock to be valued, (5) control premiums or discounts for lack of marketability; and (6) whether the valuation method is used for other purposes that have a material economic effect on the Company.

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7.            Adjustments upon Changes in Capitalization

In the event of any change in the outstanding shares subsequent to the Effective Date by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, or any merger, consolidation or any change in the corporate structure or shares of the Company, without receipt or payment of consideration by the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Escrow Agent in the manner provided in Section 6(e).

8.            Assignments and Transfers

No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred (within the meaning of Code Section 83) except, in the event of the death of a Recipient, by will or the laws of descent and distribution until such Award is vested.

9.            Key Employee Rights under the Plan

No Key Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Key Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Key Employee any right to be retained in the employ of the Company or any Affiliate.

10.         Outside Director Rights under the Plan

Neither the Plan nor any action taken thereunder shall be construed as giving any Outside Director any right to be retained in the service of the Company or any Affiliate.

11.         Withholding Tax

Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time that an election is made by the Recipient under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Company or its Affiliate, as applicable, shall have the right to require the Recipient or other person receiving such shares to pay the Company the minimum amount of any federal or state taxes, including payroll taxes, that are applicable to such supplemental income and that the Company or an Affiliate is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Company or one of its Affiliates is required to withhold with respect to such dividend payments.

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12.         Amendment or Termination

The Board of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan. Any amendment or modification of the Plan or an outstanding Award under the Plan, shall be approved by the Committee, or the full Board of the Company.

13.         Governing Law

This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and will be construed and administered in accordance with the laws of the State of Delaware, except to the extent that federal law shall apply.

14.         Term of Plan

The Plan shall become effective on the date of, or a date determined by the Board of Directors. It shall continue in effect until the earlier of (i) ten years from the Effective Date unless sooner terminated under Section 12 hereof, or (ii) the date on which all shares of Common Stock available for award hereunder, have vested in the Recipients of such Awards.

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